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                                                                Exhibit 10.16

                           WARRANT PLACEMENT AGREEMENT

          WARRANT PLACEMENT AGREEMENT (this "Agreement") made as of this ___ day of ____ 2006 among Geneva Acquisition Corporation, a Delaware corporation (the "Company") and the undersigned (the "Purchasers").

          WHEREAS, the Company has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-1, as amended (File No. 333-_______) (the "Registration Statement"), in connection with the Company's initial public offering (the "IPO") of up to 11,500,000 units, each unit ("Unit") consisting of one share of the Company's common stock, $.0001 par value (the "Common Stock"), and (ii) two warrants (the "Warrants"), each Warrant to purchase one share of Common Stock; and

          WHEREAS, the Company desires to sell in a private placement to the Purchasers (the "Placement") an aggregate of [2,923,077] warrants (the "Placement Warrants") substantially identical to the Warrants being issued in the IPO pursuant to the terms and conditions hereof and as set forth in the Registration Statement, except that the Placement Warrants to be issued in the Placement shall not be registered under the Securities Act of 1933, as amended (the "Securities Act") and as otherwise specified this agreement;

          WHEREAS, each Purchaser desires to acquire the number of Placement Warrants set forth opposite his name on SCHEDULE A hereto;

          WHEREAS, the Placement Warrants shall be governed by the Warrant Agreement filed as an exhibit to the Registration Statement; and

          WHEREAS, the Purchasers are entitled to registration rights with respect to the Placement Warrants and the Common Stock underlying such Placement Warrants (collectively, the "Registrable Securities") on the terms set forth in this Agreement.

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

     1. PURCHASE OF WARRANTS. The Purchasers hereby agree to purchase an aggregate of 2,923,077 Placement Warrants at a purchase price of $0.65 per Placement Warrant, or an aggregate of $1,400,750 (the "Purchase Price"). Such purchases shall be in the names and amounts set forth on Schedule A hereto.

     2. CLOSING. The closing of the purchase and sale of the Placement Warrants (the "Closing") will take place at such time and place as the parties may agree (the "Closing Date"), but in no event later than the date on which the SEC declares the Registration Statement effective (the "Effective Date"). At least 24 hours prior to the Effective Date, the Purchasers shall pay the Purchase Price by wire transfer of funds to an account maintained by Ladenburg Thalmann & Co. Inc., the representative of the underwriters in the IPO ("LTC"). Immediately prior to the closing of the IPO, LTC shall deposit the Purchase Price into the trust account described in the Registration Statement (the "Trust Account"). The certificates for the Placement Warrants shall be delivered to the Purchasers promptly after the closing of the IPO. Notwithstanding the Closing Date or the terms of the Warrants, the Placement Warrants shall not be entitled to any adjustments for stock dividends, stock splits, reverse stock splits, or recapitalizations prior to the closing of the IPO.

     3. LOCK-UP AGREEMENT. The Purchasers shall not sell, assign, hypothecate, or transfer any of the Placement Warrants purchased pursuant to this Agreement until 30 days after the Company's consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business ("Business Combination") and acknowledge that the Placement Warrants will be held in escrow during such time period and the certificates for such Placement Warrants shall contain a legend indicating such restriction on transferability.

     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company that:

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          4.1  The Purchaser has been advised that the Placement Warrants have not been registered under the Securities Act;

          4.2 The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

          4.3 The Placement Warrants are being acquired for the Purchaser's own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

          4.4 The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

          4.5 The Purchaser is familiar with the proposed business, management, financial condition and affairs of the Company.

     5. REGISTRATION RIGHTS. The Placement Warrants and the shares issuable upon exercise of the Placement Warrants shall be subject to the terms and benefits of the Registration Rights Agreement to be entered into between the Company and the Purchasers in connection with the Company's IPO.

     6. WAIVER OF CLAIMS; INDEMNIFICATION. The Purchasers hereby waive any and all rights to assert any present or future claims, including any right of rescission, against the Company, LTC or the other underwriters in the IPO with respect to their purchase of the Placement Warrants, and each Purchaser agrees jointly and severally to indemnify and hold the Company, LTC and the other underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company, LTC or such other underwriters by any Purchaser of the Placement Warrants or their transferees, heirs, assigns or any subsequent holders of the Placement Warrants.

     7. COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

     8. GOVERNING LAW. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of The Commonwealth of Massachusetts. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of The Commonwealth of Massachusetts or the United States District Court for The Commonwealth of Massachusetts, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the
___ day of _______ 2006.

                                        GENEVA ACQUISITION CORPORATION


                                        By:
                                            ------------------------------------
                                            John F. Rousseau,.
                                            Jr., Chief Operating Officer

                                        PURCHASERS:


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                                   SCHEDULE A

Purchaser   Warrants Purchased   Purchase Amount
---------   ------------------   ---------------
   TOTAL         2,155,000          $1,400,750


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